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                                                                    EXHIBIT 23.3

                         VALUATION RESEARCH CORPORATION
                              100 Nassau Park Blvd
                              Princeton, NJ 08540
                              Office: 609-452-0900
                               Fax: 609-452-7651

August 31, 2004

Re: Valuation Appraisal of Eagle Test Systems, Inc.

We hereby consent to the use of our firm's name in the Form S-1 of Eagle Test Systems, Inc., and all amendments thereto, and to the reference to our firm under the heading "Experts" in the prospectus in the Form S-1 of Eagle Test Systems, Inc. to be filed with the Securities and Exchange Commission. By giving such consent, Valuation Research Corporation ("VRC") does not thereby admit that it is an expert with respect to any part of the Form S-1 in the meaning of the term "expert" as used therein, or that VRC comes within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,

                                        /s/ Valuation Research Corporation
                                        VALUATION RESEARCH CORPORATION